REPUBLIC NEW YORK CORPORATION



                          POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director and/or Officer of Republic New York Corporation ("Republic"), a Maryland corporation, hereby constitutes and appoints each of Walter H. Weiner, Thomas F. Robards and William F. Rosenblum, Jr., his or her true and lawful attorney and agent, in the name and on behalf of the undersigned, with full power to act alone, to do any and all acts and things and execute any and all instruments which the said attorney and agent may deem necessary or advisable to enable Republic to file a Registration Statement pursuant to the Securities Act of 1933 on Form S-4 to register (i) $154,640,000 principal amount of 7.75% Junior Subordinated Debentures due November 15, 2026 of Republic; (ii) $150,000,000 7 3/4% Capital Trust Pass-through Securities(sm) (TruPS(sm)) (the "Capital Securities") of Republic New
York Capital I (the "Trust"); and (iii) a Guarantee of Republic with respect to the Capital Securities (the Junior Subordinated Debentures, Capital Securities and Guarantee herein collectively referred to as the "Securities"), in connection with an exchange offer of the Securities for substantially identical securities offered by Republic and the Trust pursuant to a Registration Agreement dated November 27, 1996, and to comply with the Securities Act of 1933, as amended, and any rules and regulations and requirements of the Securities and Exchange Commission in respect thereof, including the power and authority to sign the name of the undersigned in his or her capacity as Director and/or Officer of Republic (including the power to affix the undersigned's signature in typed form as required by Rule 499(d)(2) of the Securities Act of 1933, as amended) to the Registration Statement to be filed with the Securities and Exchange Commission with respect thereto, to any and all amendments, including post-effective amendments, to the said Registration Statement and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto, HEREBY RATIFYING AND CONFIRMING all that the said attorneys and agents, or any of them, has done, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this day of January, 1997.

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